Exhibit 10.04a
AMENDMENT TO THE
MONRO MUFFLER BRAKE, INC.
RETIREMENT PLAN
WHEREAS, Monro Muffler Brake, Inc. (the “Employer”) adopted the Monro Muffler Brake, Inc. Retirement Plan (the “Plan”) for the benefit of its eligible employees; and WHEREAS, the Employer wishes to amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
     1. The list of Code Sections in Item (1) of the second paragraph of Section 1.26 of the Plan is amended to include “Section 402(g)(3),” effective for limitation years beginning after December 31, 1997.
     2. A new paragraph is added to the end of Section 3.4(c) to read as follows, effective for limitation years beginning after December 31, 1997:
For limitation years beginning on and after December 31, 1997, for purposes of applying the limitations described in this Section 3.4 of the Plan, compensation paid or made available during such limitation years shall include any elective deferral (as defined in Section 402(g)(3) of the Code).
     3. The third paragraph of Section 4.2 is amended to read as follows, effective April 1, 2002:
If an Employer contribution is conditioned upon initial qualification of the Plan under Code §401(a), and if the Plan does not so qualify (and provided that the application for determination relating to initial qualification is filed by the due date of the Employer’s return for the taxable year in which the Plan was adopted), then this Section shall not prohibit the return of such contribution to the Employer within 1 year after the date of denial of qualification of the Plan.
     4. Exhibit B of the Plan is amended to read as follows, effective April 1, 1995:
EXHIBIT B
FACTORS FOR CALCULATION OF LUMP SUMS AND SECTION 415 LIMITATIONS
Mortality:
The Applicable Mortality Table as defined under Treasury Regulations §1.417(e)-1 (or successor Regulations).
Interest:
The annual interest rate on 30-year Treasury securities as specified by the Commissioner for the month of February preceding the Plan Year of the distribution. For purposes of these assumptions, February shall be the “lookback month” and the Plan Year shall be the “stability period” as defined under Treasury Regulations §1.417(e)-1.
IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 31 day of July, 2002.

MONRO MUFFLER BRAKE, INC.
By:	/s/ Catherine D’Amico
Title: Executive Vice President — Chief Financial Officer